EXHIBIT 10.65

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated as of July 23, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and D & V Equinox XX, a California corporation ("Seller").

                                P R E M I S E S:

         A. Seller is the licensee of and operates radio stations KOQO(AM), Clovis, California and KOQO(FM), Fresno, California (each a "Station", and together the "Stations") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or held for use solely in the operation of the Stations and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    Section 1

                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

         1.1 "Accounts Receivable" means all notes and accounts receivable of Seller arising from the business and operations of the Stations accrued as of the TBA Date.

         1.2 "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7,
(ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date and (iii) all Contracts in existence on the Closing Date which meet the criteria set forth in Section 3.7
(i) - (iii) for exclusion from Schedule 3.7.

         1.3 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.4 "Closing Date" means the date of the Closing specified in Section 8.1.

         1.5 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.



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         1.6  "Contracts"  means all  agreements  and  leases,  written  or oral
(including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate solely to the business or operations of the Stations, and (i) which are in effect on the date hereof, or (ii) which are entered into by Seller in the ordinary course of business between the date hereof and the Closing Date.

         1.7 "Escrow Deposit" shall mean the sum of Three Hundred Thousand Dollars ($300,000) to be held by The Bank of Northern Virginia (the "Escrow Agent") pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and the Escrow Agent in the form of Schedule 1.7 hereto.

         1.8 "Excluded Assets" shall mean those assets described in Section 2.2 herein and those assets set forth on Schedule 2.2 hereto.

         1.9 "FCC Consent" means the initial written authorization by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.10 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Stations.

         1.11 "Final Order" means the written authorization by the FCC, setting forth the FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or (ii) in the event of review, reconsideration or appeal that does not result in the FCC Consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

         1.12 "Licenses" means all of the material licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller which are necessary for Seller's conduct of the business or operations of the Stations all of which are listed on Schedule 3.4.

         1.13 "Material Adverse Effect" shall mean a material adverse effect on the Assets or the business or operations of the Stations.

         1.14 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, spare parts, and other tangible personal property which are owned or leased by Seller and used or held for use as of the date hereof solely in the conduct of the business or


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operations  of the  Stations,  all of which is listed on Schedule 3.6, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         1.15  "Purchase  Price" means the purchase  price  specified in Section
2.3.

         1.16 "Real Property" means all of the leasehold interests, easements, licenses, rights to access, right-of-way, and other real property interests owned by Seller and identified on Schedule 3.5 hereof plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         1.17 "TBA Date" means the commencement date of the Time Brokerage Agreement.

         1.18 "Time Brokerage Agreement" means the Time Brokerage Agreement entered into between Buyer and Seller in substantially the form set forth on
Schedule 6.11.

                                    SECTION 2

                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, the following assets (the "Assets"), free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 2.5, 3.5 or 3.6 below), including, without limitation, the following:

         (a) The Personal Property including, without limitation, the property and equipment specified in Schedule 3.6 hereto;

         (b) The Real Property interests identified on Schedule 3.5;

         (c) All of Seller's rights under the Licenses to the extent assignable;

         (d) All of Seller's rights under the Assumed Contracts;

         (e) All trademarks, trade names, and service marks and all other intellectual property, information and similar intangible assets owned by Seller and used or held for use solely in the conduct of the business of the Stations, all of which are listed in Schedule 3.9 hereto;

         (f) All of Seller's proprietary information, used or held for use solely in the conduct of the business of the Stations, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC which relate to the Stations, if any;

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         (g) All  books  and  records  of  Seller  relating  exclusively  to the business or operations of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have such books and records made available to Seller for a period, of three (3) years following the Closing; and

         (h) All of Seller's goodwill in, and going concern value of, the Stations.

         2.2 Excluded Assets. Notwithstanding anything else herein, the parties hereto acknowledge and agree that Buyer is not purchasing and Seller is not selling, and that the Assets shall exclude, the following assets (the "Excluded Assets"):

         (a) All of Seller's cash and cash equivalents on hand and in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments.

         (b) Any Contracts other than the Assumed Contracts;

         (c) All books and records of Seller, other than the books and records described in 2.1(g) above;

         (d) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date;

         (e) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement, except to the extent specifically assumed in Section 2.4, 2.5 or 6.10 of this Agreement.

         (f) The Accounts Receivable.

         (g) Any  contracts,  property  or other asset  listed on  Schedule  2.2 hereto.

         (h) Any Licenses which are not assignable to Buyer (other than the FCC Licenses).

         2.3 Purchase Price.

         (a) The Purchase Price shall be Six Million Dollars ($6,000,000). The Purchase Price shall be adjusted to reflect any adjustments or prorations made and agreed to at Closing as provided in Section 2.4 hereof.

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         (b) The tangible and intangible assets,  including goodwill and license value, of the Stations shall be allocated in accordance with the results of an independent appraisal undertaken by Buyer prior to the Closing. Seller may, but is under no obligation, to adopt or use the results of such independent appraisal.

         2.4 Adjustments and Prorations. All revenues arising from the Stations up until midnight on the day prior to the TBA Date, and all expenses arising from the Stations up until midnight on the day prior to the TBA Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Stations for the period prior to the TBA Date, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Stations on the TBA Date and for the period thereafter, except as otherwise set forth in the Time Brokerage Agreement.

         Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

         A. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B.

         B. Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Closing Certificate"), signed by a senior officer of Buyer after due inquiry by such officer but without any personal liability to such officer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, including any adjustments and prorations made at Closing, together with a copy of any working papers relating to such Closing Certificate and such other supporting evidence as Seller may reasonably request. If Seller shall conclude that the Closing Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty (30) days after its receipt of the Closing Certificate, provide to Buyer its written statement of any discrepancies believed to exist. Joseph L. Winn on behalf of Buyer, and Gus Corona on behalf of Seller, or their respective designees, shall attempt jointly to resolve the discrepancies within fifteen (15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If such representatives cannot resolve the discrepancy to their mutual satisfaction within such fifteen
(15) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be


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retained to review the Closing  Certificate  together with Seller's  discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Buyer and Seller. Such firm shall report its conclusions as to adjustments pursuant to this
Section 2.4, which report shall be conclusive on all parties to this Agreement and not subject to dispute or review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer, in each case within ten (10) days of such determination.

         2.5 Assumption of Liabilities and Obligations. Except as otherwise set forth in the Time Brokerage Agreement, as of the Closing Date, Buyer shall assume, pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses assigned to Buyer hereunder and the Assumed Contracts arising on and after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Stations, (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder and (iv) obligations to Employees as set forth in
Section 2.6. All other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations arising under the Assumed Contracts prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing Date, shall remain and be the obligations and liabilities solely of Seller.


                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in the state of California, which is the only jurisdiction where the conduct of the business or operations of the Stations requires such qualification. Seller has all requisite corporate power and corporate authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Stations as presently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Stations' operations or the Assets.


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         3.2 Authorization and Binding Obligation. The execution,  delivery, and performance of this Agreement by Seller have been duly authorized by (i) all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms
except  as  such  enforceability  may  be  limited  by  applicable   bankruptcy,
reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

         3.3 Absence of Conflicting Agreements. Except for the Consents and except as set forth on Schedule 3.3, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do es not require the consent of any third party; (ii) will not conflict with any provision of Seller's articles of incorporation or By Laws; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which Seller is a party or by which it is bound; or (v) will not create any material claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). The Licenses were validly issued with the Seller designated thereon being the authorized legal holder thereof. The Licenses comprise all of the material licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Station as presently operated. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains descriptions of all the Real Property (including the location of all improvements thereon), which comprises all real property interest necessary to conduct the business or operations of the Stations as now conducted. Seller has good and marketable fee simple title, insurable at standard rates, to all of the fee estates (including the improvements thereof), listed in said Schedule free and clear of all liens, mortages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for (i) liens for real estate taxes not yet due and payable, (ii) easements, rights-of-way and restrictions of record, none of which materially affects the use of such property and all of which are listed in Schedule 3.5, and (iii) any other claims or encumbrances which are described in Schedule 3.5 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. To Seller's knowledge, all towers, guy


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anchors, and buildings and other improvements,  included in the owned Assets are located entirely on the Real Property listed in Schedule 3.5. Seller has delivered to Buyer true and complete copies of all leases, or other material instruments comprising the Real Property (including any and all amendments and other modifications of such instruments), all of which instruments are valid and binding on Seller and enforceable against Seller in accordance with their terms. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any of such leases or other instruments. All Real Property (including the improvements thereof) (i) is in good condition and repair consistent with its present use reasonable wear and tear excepted, (ii) is available for immediate use in the conduct of the business or operations of the Stations, and (iii) materially complies with all applicable building, electrical and zoning codes and all regualtions of any governmental authority having jurisdiction. Seller has full legal and practical access to the Real Property.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property, which comprises all personal property used to conduct the business or operations of the Stations as now conducted. Except as described in Schedule 3.6, Seller owns and has title to all Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in
Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. Except as shown in Schedule 3.6, the Personal Property taken as a whole is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Stations, and the transmitting and studio equipment included in the Personal Property (i) has been maintained consistent in all material respects with FCC rules and regulations, and (ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance in all material respects with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts except for: (i) contracts with advertisers for the sale of time or talent on the Stations for cash and substantially at rate card and which are not prepaid and which may be cancelled by the Stations without penalty on not more than thirty
(30) days notice, (ii) miscellaneous service contracts terminable without penalty, and (iii) other contracts not involving liabilities under any such contact exceeding Five Thousand Dollars ($5,000) or any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of all written Contracts, and true and complete memoranda of all oral Contracts (including any and all amendments and other modifications to such Contracts). Other than the Contracts, the Seller requires no contract or agreement to enable it to carry on the business of the Stations as presently conducted. All of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable on Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency,  moratorium  or  other  similar  laws  from  time to time in  effect affecting creditors' rights generally or by principles governing the availability of equitable remedies . Seller is not in material breach, nor to


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Seller's  knowledge is any other party in material  breach,  of the terms of any such Contracts. Except as expressly set forth in Schedule 3.7, Seller has not received written notice from any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract. Except for the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and , assuming all of the Consents are obtained, such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1 and the other Consents indicated in Schedule 3.7 or described in Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) for Seller to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business or operations of the Stations in substantially the manner now conducted .

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or held for use solely in the conduct of the business or operations of the Stations, all of which are valid and, to Seller's knowledge, uncontested. Seller has delivered to Buyer copies of all documents establishing such rights, licenses, or other authority. Seller has not received any written notice that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

         3.10 Financial Statements. True and complete copies of unaudited financial statements of the Stations (consolidated with other stations previously co-owned by Seller) containing balance sheets and statements of income as at and for Seller's fiscal years ended December 31, 1993, 1994 and 1995 (collectively, the "Financial Statements") have been supplied to Buyer. The Financial Statements are prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended. Seller shall provide to Buyer on or before the Closing similarly prepared financial statements for the Stations alone.

         3.11 Insurance. All of the tangible property included in the Assets is insured against loss or damage in amounts generally customary in the broadcast industry for stations of similar size and value. Schedule 3.11 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.11 are in full force and effect. During the three-year period ending on the date hereof, no insurance


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policy of Seller with respect to the Assets or the  Stations has been  cancelled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.12 Reports. Except where failure to do so would not have a Material Adverse Effect: all returns, reports and statements which the Stations is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed; and the Stations' public inspection file is located at the main studio and is in compliance in all material respects with the FCC's rules and regulations.

         3.13 Employee Benefit Plans. Schedule 3.13 contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of Seller employed at the Stations, and all fixed or contingent liabilities or obligations of Seller with respect to any person now or formerly employed by Seller at the Stations, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. Seller has furnished or made available to Buyer true and complete copies of all written documents or information with respect to employee matters and arrangements at the Stations, including without limitation, all employee handbooks, rules and policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans listed in Schedule 3.13. Any employee benefits and welfare plans or arrangements listed in Schedule 3.13 were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and of other applicable laws. Seller is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

         3.14 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations except as described in Schedule 3.7 hereto. Seller has no written contracts of employment with any employee of the Stations, other than those listed in Schedule 3.7. Seller has provided Buyer with true and complete copies of all such written contracts of employment. Seller, in the operation of the Stations, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes, or proceedings are pending or, to Seller's knowledge, threatened, between it and employees of the Stations. No labor union or other collective bargaining unit represents any of the employees of the Stations. To Seller's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Stations.

         3.15 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto. No events have occured which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         3.16 Claims, Legal Actions. Except as set forth in Schedule 3.16, and except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller which relates to the Assets, or the business or operations of the Stations, nor does Seller know of any basis for the same. In particular, except as set forth in Schedule 3.16, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to Seller's knowledge, threatened (i) before the FCC relating to the business or operations of the Stations other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Stations under any federal or state employment laws or regulations, or (iii) against Seller or the Stations before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.17 Compliance with Laws. To Seller's knowledge, Seller has complied with, and has conducted the operations of the Stations, in all material respects in compliance with, (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances.

         3.18 Environmental Matters.

                  (a) During Seller's period of ownership and, to the knowledge of Seller, during those of its predecessors, there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller or any such predecessor (collectively, "Handling") of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any Environmental Laws (as defined below) (collectively, "Hazardous Materials") at, in, on, from or under the Real Property or any structure or improvement on the Real Property which in any event is in material violation of Environmental Law. The operations of Seller and, to Seller's knowledge, those of its predecessors, are and have been conducted, as the case may be, in material compliance with all applicable Environmental Laws. There are no pending or to Seller's knowledge, threatened actions, suits, claims, demands, legal proceedings, administrative proceedings, requests for information, or other notices, proceedings or requests (collectively, "Claims") against or upon Seller based on or relating to any Pre-Closing Environmental Matters (as defined below), and Seller has no knowledge that any such Claims will be asserted. Environmental Laws means any and all Federal, state or local laws, statutes, rules, regulations, plans, ordinances, codes, licenses or other restrictions relating to health, safety or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act the Safe Drinking Water Act, the Toxic Substances Control Act and the Occupational Health and Safety Act. Pre-Closing Environmental Matters means (i) the Handling of any Hazardous Materials on, at, in, from or under the Real Property prior to the Closing Date, including without limitation, the effects of any Handling of Hazardous Materials within or outside the boundaries of Real Property, the presence of any Hazardous Materials in, on or under the Real Property or any improvements or structures thereon regardless of how such Hazardous Materials came to rest there, (ii) the failure of Seller to be in material compliance with any Environmental Law or (iii) any other act, omission, event or condition which could give rise to liability or potential liability under any Environmental Law with respect to the Real Property or the present or prior business of Seller.

         (b) Buyer shall be entitled to order and have undertaken on its behalf prior to closing a Phase I Environmental Assessment of the Real Property, and shall be granted all cooperation and access by Seller reasonably necessary to complete such Assessment. If the report of such Assessment demonstrates or recommends remediation in order to cause the Real Property to comply with Environmental Laws, Seller shall immediately undertake to arrange, at its own expense, such remediation prior to Closing. Notwithstanding the foregoing, in the event such remediation costs or is estimated to cost in excess of Fifty Thousand Dollars ($50,000), Seller shall not be obligated to expend such excess, but in such event Buyer may therafter, at its option, (i) accept the condition of the Real Property at Closing as so remediated, or (ii) terminate its obligations to purchase the Station under this Agreement.

         3.19 Conduct of Business in Ordinary Course. Since December 31, 1995, Seller has conducted the business and operations of the Stations only in the ordinary course and has not:

         A. Suffered any damage loss or change in the assets, properties or operations of the Stations which has or is reasonably expected to have a Material Adverse Effect.

         B. Made any material increase in compensation payable or to become payable to any of the employees of the Stations, or any bonus payment made or promised to any employee of the Stations, or any material change in personnel policies, employee benefits or other compensation arrangements affecting the employees of the Stations; or

         C. Made any sale, assignment, lease or other transfer of any properties of the Stations other than in the normal and usual course of business with suitable replacements being obtained therefor.

         3.20 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue
statement  of  a  material  fact  made   intentionally   or  in  bad  faith,  or
intentionally or in bad faith omits or will omit to state any material fact known to Seller and required to be made in order to make the statements herein or therein not misleading.

                                    SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to conduct business in the State of California. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Certificate of Incorporation or Bylaws of Buyer;
(iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Assets. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement.

                                    SECTION 5

                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement, the Time Brokerage Agreement, or with the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Stations in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

         A. Negative Covenants. Seller shall not do any of the following:

                  (1) Compensation. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Stations, except in accordance with past practices;

                  (2) Contracts. Enter into any new Contracts except in the ordinary course of business;

                  (3) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value;

                  (4) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Section 2.5, 3.5 or 3.6 and (ii) liens which will be removed prior to the Closing Date;

                  (5)  Licenses.  Do any act or fail to do any act  which  might result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Stations;

                  (6) Programming. Make any material changes in the broadcast hours or in the percentages of types of programming broadcast by the Station, or make any other material changes in the Station's programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest;

                  (7) Rights. Waive any material right relating to the Stations or the Assets; or

                  (8) No Inconsistent Action. Knowingly take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

         B. Affirmative Covenants. Seller shall do the following:

                  (1) Access to Information. Upon prior notice, allow Buyer and its authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, Contracts and documents relating solely to the Stations for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                  (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

                  (3) Insurance. Maintain the existing insurance policies on the Stations and the Assets;

                  (4) Consents. Use its reasonable efforts to obtain the Consents;

                  (5) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the assets of the Stations, and of any material change in any of the information contained in Seller's representations and warranties contained in
         Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                  (6) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Stations and the Assets are subject.

                  (7) Preservation of Business. Use its reasonable efforts to preserve the business and audience of the Stations, and its present relationships with their employees, suppliers, customers and others having business relations with it and maintain levels of marketing and promotions efforts and expenditures during the period prior to the Closing Date equal to or greater to such levels in the year immediately prior to the Closing.

                  (8) Trade and Barter Agreements. Provide prior to the Closing Date the advertising time due under any trade and barter agreements listed in Schedule 3.7.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer contemplated by this Agreement.



                                    SECTION 6

                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

         A. Within ten (10) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use commercially reasonable efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

         B. The transfer of the Assets  hereunder is expressly  conditioned upon
(i) the grant of the FCC Consent without any materially adverse conditions on Buyer or Seller, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, and (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order, provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion.

         6.2 Control of the Stations. Except as provided for in the Time Brokerage Agreement Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise or direct, the operations of the

Stations; such operations,  including complete control and supervision of all of
the  Stations'   programs,   employees,   and   policies,   shall  be  the  sole
responsibility of Seller until the completion of the Closing hereunder.

         6.3 Taxes, Fees and Expenses. Buyer shall pay all sales, gains, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. All filing fees required by the FCC shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for W. John Grandy Radio Brokers, whose fee shall be paid by Seller.

         6.5 Noncompetition Agreement. Buyer and Seller shall enter into at Closing a Noncompetition Agreement in the form set forth in Schedule 6.5.

         6.6 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related, or except as to the extent disclosure of information is required by any applicable law or regulation, by any authorized administrative or governmenal agency or, in the opinion of counsel to Buyer, in connection with any public offering, pursuant to applicable requirements of the securities laws or any stock exchange or self-regulatory organization, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby.

         6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder.

Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation (i) to expend funds to obtain the Consents, or (ii) to agree to any material adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8 Risk of Loss.

         A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing.

         B. If any damage or destruction of the Assets or any other event occurs which prevents signal transmission by the Stations in the normal and usual manner and Seller cannot restore or replace the Assets so that the conditions are cured and normal and usual transmission is resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

         C. In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the Stations' normal and usual transmission resumed within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

         6.9 Accounts Receivable. Seller shall deliver to Buyer on or as soon as practicable after the date of this Agreement a complete and detailed statement showing the name, amount and age of each Account Receivable. Buyer shall use reasonable efforts in the ordinary course of business to collect the Accounts
Receivable for a period of Ninety (90) days following the TBA Date (the "Collection Period"). Any payment received by Buyer during the Collection Period from any customer with an account which is an Account Receivable shall first be applied in reduction of the Account Receivable, unless the customer otherwise directs in writing. During the Collection Period, Buyer shall furnish Seller with a list of, and pay over to Seller, no later than the twentieth (20th) day following the end of the preceding month, the amounts collected during such calendar month with respect to the Accounts Receivable. Buyer shall provide Seller with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, Buyer and Seller shall meet to mutually and in good faith analyze any uncollected Account Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if Buyer desires to retain such Account in the interest of maintaining an advertising relationship. As to each Account, Buyer and Seller shall negotiate a good faith value of such Account, which Buyer shall pay to Seller if Buyer, in its sole discretion, chooses to retain such Account. Seller shall retain the right to collect any Account as to which the parties are unable to reach agreement as to a good faith value, and Buyer agrees to turn over to Seller any payments received against any such Account. As Seller's agent, Buyer shall not be obligated to use any extraordinary efforts or expend any sums to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any such Account Receivable, except with the approval of Seller. Buyer shall incur no liability to Seller for any uncollected Account Receivable unless Buyer shall have engaged in willful misconduct or gross negligence or failed to use commercially reasonable efforts in the collection of such Account Receivable. During and after the Collection Period, without specific agreement with Buyer to the contrary, neither Seller nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes except for Accounts retained by Seller after the Collection Period.

         6.10 Audit Cooperation. Seller agrees to fully cooperate, and use reasonable efforts to cause its accounting firm to reasonably cooperate with Buyer and at Buyer's expense, to the extent required for the Buyer to prepare audited financial statements for the Stations for the period of Seller's ownership thereof. Seller further agrees to authorize the disclosure of such audited financial statements to the extent disclosure of information is required of Buyer by applicable law, regulations or rules of any administrative or governmental agency, stock exchange or self-regulatory agency.

         6.11 Time Brokerage Agreement. Seller and Buyer hereby agree to enter into a Time Brokerage Agreement in substantially the form set forth in Schedule 6.11, attached hereto.

         6.12 Employee Matters.

         A. Within five (5) business days after execution of this Agreement, Seller shall provide to Buyer an accurate list of all current employees of the Station together with a description of the terms and conditions of their respective employment (including salary, bonus and other benefit arrangements) and their duties as of the date of this Agreement, as well as the annual salaries thereof. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

         B. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with any right the Buyer may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms and conditions of the employment of the employees in the exercise of its independent business judgment.

         C. Except as otherwise set forth herein, Buyer will not incur any liability on account of Seller's employees in connection with the transaction, including, without limitation, any liability on account of unemployment insurance contributions, termination payments, retirement, pension, profit-sharing, bonus, severance pay, disability, health, accrued vacation, accured sick leave (unless pro-rated adjustment is made as to vacation or sick leave) or other employee benefit plans, practices, agreements, or understandings.

                                    SECTION 7

                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions of Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by Buyer, in its sole discretion in writing:

         A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

         B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         C.  Consents.  The Consent  with  respect to each of the  Contracts  on
Schedule 3.7 which has been designated with a double asterisk shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

         D. Licenses. Seller shall be the holder of the Licenses to be assigned to Buyer hereunder (including the FCC Licenses), and there shall not have been any modification of any of such Licenses which has a Material Adverse Effect. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

         E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

         F. Financial Conditions. That the Stations shall have achieved Gross Revenues of no less than One Million Eight Hundred Thousand Dollars ($1,800,000), and Cash Flow of no less than Six Hundred Thousand Dollars ($600,000) for the twelve month period ending June 30, 1996. For the purposes of this section, Gross Revenues will be defined as gross income from advertising time sales excluding non-cash barter or trade transactions, if any, and Cash Flow will be defined as net income excluding non-cash barter or trade transactions, if any, and after restoring thereto amounts previously deducted for depreciation; amortization; interest; management fees and any other home office allocations.

         G. No Actions or Proceedings. No action or proceeding by any court administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of Buyer make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement, in any case other than filings before the FCC which have been dismissed or denied by the FCC. H. FCC Authorization. The FCC Consent shall have been obtained and become effective, shall contain no condition materially adverse to Buyer and shall have become a Final Order.

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the Seller, in its sole discretion in writing:

         A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

         B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3.

         D. No Actions or Proceedings. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of Seller make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement, in any case other than filings before the FCC which have been dismissed or denied by the FCC.

         E. FCC Authorization. The FCC Consent shall have been obtained and become effective, shall contain no condition materially adverse to Seller and shall have become a Final Order.

                                   SECTION 8

                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing.  The closing shall take place at 10:00am on the date,  ten
(10) days following the date upon which the FCC Consent has become a Final Order (the "Closing Date"); provided however, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with five (5) days written notice to Seller, at any time after receipt of the FCC Consent. Closing shall be held at the offices of Buyer or such other place as shall be mutually agreed to by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

         (a) Transfer Documents. Duly executed bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 hereof);

         (b) Consents. The original of each Consent marked as "material" with an asterisk on Schedule 3.7;

         (c) Seller's Certificate. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date; and (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

         (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Seller's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Seller's Board of Directors, authorizing and approving the execution of this Agreement by the Seller and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, a certificate of legal existence certified by an appropriate California state official; as of a date not more than fifteen (15) days before the Closing Date and by Seller's Secretary as of the Closing Date, and a copy of Seller's Articles of Incorporation and By Laws as in effect on the date hereof, certified by Seller's Secretary as of the Closing Date;

         (e) Licenses, Contracts, Business Records, Etc. Copies, if available, of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller solely in connection with its operations of the Stations;

         (f) Noncompetition Agreement. The Noncompetition Agreement as set forth in Schedule 6.5; and

         (g) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule
8.2 hereto.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and
         (ii) a copy of the corporate charter, articles of incorporation and Bylaws of Buyer as in effect on the date hereof, certified by Buyer's secretary as of the Closing Date;

                  (e) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3 hereto.

                  (f) Noncompetition Agreement. The Noncompetition Agreement as set forth in Section 6.5.

                                   SECTION 9

                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH


         9.1 Termination. This Agreement may be terminated any time prior to the Closing Date (except as otherwise provided below):

                  A. With the mutual consent of Buyer and Seller;

                  B. By either party, if by December 31, 1997 the Closing is not consummated;

                  C. By Seller, if there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein, a material breach of covenants on the part of Buyer and the same has not been cured within thirty (30) days after notice thereof, or if Buyer fails to make the deliveries required for closing pursuant to Section 8.3 hereof. In the event of any termination pursuant to this Section 9.1(C), written notice setting forth the reasons therefor shall forthwith be given by Seller to Buyer;

                  D. By Buyer, if there has been a material misrepresentation or breach of warranty on the part of Seller in the representations and warranties contained herein, a material breach of covenants on the part of Seller and the same has not been cured within thirty (30) days after notice thereof, or if Seller fails to make the deliveries required for Closing pursuant to Section 8.2 hereof. In the event of any termination pursuant to this Section 9.1(D), written notice setting forth the reasons therefor shall forthwith be given by Buyer to Seller; and

                  E. By any party hereto if the FCC has denied the FCC Consent in an order which has become final.

                  F. By either party hereto if such party is entitled to, and exercises its right to, terminate the Time Brokerage Agreement pursuant to Section 6.1(b) thereof. Notwithstanding anything herein to the contrary, the right to terminate this Agreement under paragraphs B, C or D of this Section 9.1 shall not be available to any party to the extent the failure of such party to fulfill any of its obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

         9.2 Effect of Termination.

                  A. In the event of the termination of this Agreement by Seller pursuant to Sections 9.1(C) or 9.1(F) hereof, the Escrow Deposit shall be paid to Seller (together with any and all interest earned thereon) as liquidated damages. In the event of the termination of this Agreement pursuant to Sections 9.1(A), 9.1 (B), 9.1 (D) or 9.1 (E) hereof, the Escrow Deposit shall be returned to Buyer, together with any and all interest earned thereon. In the event that the Closing takes place, the Escrow Deposit shall be paid to Seller as a portion of the Purchase Price in accordance with Section 2.3 and any and all interest earned on the Escrow Deposit shall be paid to Buyer. Seller and Buyer shall deliver to the Escrow Agent joint written instructions directing the Escrow Agent to pay the Escrow Deposit in accordance with this Section 9.2.

                  B.  Except as set forth in  Section  9.2(A) and except for any provisions of this Agreement which expressly survive any termination of this Agreement, in the event of the termination of this Agreement by Seller or Buyer pursuant to Section 9.1 hereof neither Buyer nor Seller shall have any further liability hereunder, including any liability for losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whasoever.

         9.3 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer may therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement.

         9.4 Expenses Upon Default. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the "Nondefaulting Party") shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.

                                   SECTION 10

                    SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties, and shall survive the Closing Date for a period of eighteen (18) months (the "Survival Period"). No claim for indemnification may be made under this Section 10 (except for section 10.3(a) or related claims under Section 10.3(c)) after the expiration of the Survival Period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty or covenant or agreement at Closing such party shall be deemed to have waived such misrepresentation or breach.

         10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  A. Any and all losses, liabilities or damages resulting from any breach of warranty, representation, or any covenants or agreements by Seller contained herein or in any certificate delivered to Buyer hereunder;

                  B. Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                  C. Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Stations prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  D. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

                  E. The rights of Buyer under this Section 10.2 shall be limited as follows:

                           (i) All rights to indemnification  under this Section
         10.2 with respect to any losses or claims shall expire on the last day of the Survival Period and Buyer shall have no right to make any claim hereunder after such day, except that if prior to the date of expiration a specific state of facts shall have become known which may constitute or give rise to any claim as to which indemnity may be payable and Buyer shall have given notice of such facts to Seller, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given.

                           (ii) Buyer agrees that if the Closing occurs, the rights to indemnification set forth in this Section 10.2 shall, except as otherwise required by law, be exclusive of all rights to indemnification or other remedies that Buyer would otherwise have in connection with the matters and transactions contemplated by this Agreement.

                           (iii) Buyer agrees that if (a) Seller is unable to fulfill the conditions to Closing set forth in Section 7 hereof because a representation or warranty of Seller contained herein is not true, accurate and complete as of the Closing Date and (b) Buyer elects to proceed with the Closing, then from and after the Closing Date Seller shall not have any liability or obligation under this Agreement to Buyer in respect of such untruth, inaccuracy or incompleteness or any loss resulting therefrom.

         10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  A. Any and all losses, liabilities or damages resulting from any untrue breach of warranty, representation or of any covenants or agreements by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  B. Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Stations on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                  C. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

                  D. The rights of Seller under this Section 10.3 shall be limited as follows:

                  (i) All rights to indemnification under this Section 10.3 shall expire on the last day of the Survival Period. If prior to the date of expiration a specific state of facts shall have become known which may constitute or give rise to any claim as to which indemnity may be payable and Seller shall have given notice of such facts to Buyer, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given.

                  (ii) Seller agrees that if the Closing occurs, the rights to indemnification set forth in this Section 10.3 shall, except as otherwise required by law, be exclusive of all rights to indemnification or other remedies that Seller would otherwise have in connection with the transactions contemplated by this Agreement.

                  (iii) Seller agrees that if (a) Buyer is unable to fulfill the conditions to Closing set forth in Section 7 hereof because a representation or warranty of Buyer contained herein is not true, accurate and complete as of the Closing Date and (b) Seller elects to proceed with the Closing, then from and after the Closing Date Buyer shall not have any liability or obligations under this Agreement to Seller in respect of such untruth, inaccuracy or incompleteness or any loss resulting therefrom.

         10.4 Limitations on Indemnification. In no event shall any party hereto have any liability to the other party under this Section 10 for consequential, incidental or punitive damages, regardless of the theory of recovery. Each party hereto agrees to use reasonable efforts to mitigate any loss which forms the basis of any claim for indemnification hereunder.

         10.5 Procedures for Indemnification. The procedures for indemnification shall be as follows:

         A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

         B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

         C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

         D. The Indemnifying Party shall have the right, with the consent of the Claimant, which consent shall not be unreasonably withheld, to settle all claims made by a third party which are amenable to settlement; provided, that the Indemnifying Party's obligation to indemnify the Claimant therfore will be fully satisfied.

         E. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

         F. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

         G. The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, partners, employees and representatives of the Claimant and their successors and assigns although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:                D & V Equinox XX
                             216 El Camino Drive
                             Beverly Hills, CA  90212
                             Attn:  Mr. Dwight Case
                             Fax:  (310) 659-3700

with a copy (which
shall not constitute
notice) to:                  Theodore D. Kramer, Esq.
                             Haley, Bader & Potts
                             4350 North Fairfax Drive
                             Suite 900
                             Arlington, VA  22203-1633
                             Fax:  (703) 841-2345

If to Buyer:                 American Radio Systems
                             116 Huntington Avenue
                             Boston, MA  02116
                             Attention:  Steven B. Dodge, President
                             Fax:  (617) 375-7575


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with a copy
(which shall not
constitute notice) to:      Michael B. Milsom, Vice President & General Counsel
                            American Radio Systems, Inc.
                            116 Huntington Avenue
                            Boston, MA  02116
                            Fax:  (617) 375-7575

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of California.

         11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant,


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


agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable or any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

                  SELLER:             D & V EQUINOX XX

                                      By:  ___________________________________



                  BUYER:              AMERICAN RADIO SYSTEMS CORPORATION

                                      By: ___________________________________
                                          Title:



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                      SCHEDULES TO ASSET PURCHASE AGREEMENT

         1.7               Escrow Agreement

         2.2               Excluded Assets

         3.4               Licenses

         3.5               Real Property

         3.6               Personal property

         3.7               Assumed Contracts

         3.8               Consents required

         3.9               Trademarks; trade names; copyrights

         3.11              Insurance policies

         3.13              Employee benefits; health insurance; vacation policy

         3.14              Employment contracts

         3.16              Claims; legal actions

         6.5               Non-Competition Agreement

         6.11              Time Brokerage Agreement

         8.2               Opinion of Seller's General and FCC Counsels

         8.3               Opinion of Buyer's General Counsel





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